UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2009

Mastech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2009, Mastech Holdings, Inc. (the “Company”) appointed Mr. Steven C. Wolfe, age 48, to the position of Vice President of Corporate Development. Prior to joining the Company, Mr. Wolfe served as Chief Operating Officer of Living Water Products, Inc., a manufacturer, seller, and distributor of luxury portable hot tubs, from March 2007 to October 2008. From October 2002 to March 2007, Mr. Wolfe served as Senior Vice President of Operational Standards for Hudson Highland Group, Inc., a specialized staffing firm. From May 1999 to November 2001, Mr. Wolfe worked with Robert Half International, a large publicly held staffing firm. Mr. Wolfe held various positions with Robert Half International, culminating in his appointment as Vice President. Mr. Wolfe received his Bachelor of Arts in Political Science for the University of Illinois.

On August 10, 2009, the Company entered into an employment agreement with Mr. Wolfe to serve as Vice President of Corporate Development. The Agreement provides for a term that shall continue from year to year or until such employment is terminated in accordance with the Termination and Change of Control provisions set forth in the Agreement. The Agreement provides that Mr. Wolfe will receive a base salary of $185,000. Under the Agreement, either party may terminate Mr. Wolfe’s employment with or without cause under certain conditions. In the event that Mr. Wolfe is terminated with “cause”, the Company may immediately cease payment of any further wages, benefits or other compensation hereunder other than salary and benefits (excluding options) earned through the date of termination. Mr. Wolfe shall also have continuing obligations under the Agreement including, but not limited to agreements not to compete and non-disclosure of confidential information of the Company, in the event that Executive is terminated with “cause”.

In the event that Mr. Wolfe is terminated without “cause”, he shall be entitled to severance pay and continued coverage under the employee benefits and group health plans (medical, dental and vision) for a specified severance period. These payments shall be equal to Mr. Wolfe’s last monthly base salary, less appropriate deductions, payable following his termination of employment in accordance with the Company’s regular payroll practices. This severance period shall be six months.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used herein without definition have the meanings given such terms in the Agreement.

Mr. Wolfe is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(c) The following exhibit is furnished with this Form 8-K:

10.1 Executive Employment Agreement by and between Mastech, Inc., and Steven C. Wolfe, dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer, Secretary, and Treasurer

August 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement between Mastech, Inc. and Mr. Steven C. Wolfe, dated August 10, 2009.